UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

We are furnishing our press release dated July 29, 2008, which announced our financial results for the second quarter and six months ended June 30, 2008 and provided third and fourth quarter 2008 forecasts. The text of that press release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

In addition to the filing of this report on Form 8-K and the issuance of the attached press release, we are also updating our corporate presentation, which can be found on our website at www.bexp3d.com. We caution you that the information provided in our corporate presentation is given as of July 29, 2008 based on currently available information, and that we are not undertaking any obligation to update our estimates as conditions change or other information becomes available.

We are also furnishing our press release dated July 29, 2008, which provides an operational update. The text of the press release is furnished as attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press Release dated July 29, 2008.
	Exhibit 99.2	Press Release dated July 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: July 29, 2008

By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.

Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	Press Release dated July 29, 2008.
99.2	Press Release dated July 29, 2008.